UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 12, 2012

FluoroPharma Medical, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-151381	20-8325616
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Hillside Avenue, Suite 207
Montclair, NJ	07042
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (973) 744-1565

(Former name or former address, if changed since last report)

Copies to:

Marc J. Ross, Esq.

Marcelle S. Balcombe, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2012, Johan M. (Thijs) Spoor, the current President and CEO of FluoroPharma Medical, Inc. (the “Company”) was appointed as Chairman of the Board of Directors of the Company.

On June 12, 2012, Dr. David Elmaleh resigned his positions as Chairman of the Board and as a director of FluoroPharma Medical, Inc. (the “Company”), effective on the same day. A copy of Dr. Elmaleh’s resignation letter is attached hereto as Exhibit 17.1.

On June 15, 2012, the Company provided Dr. Elmaleh with a copy of the disclosures it is making in response to Item 5.02 on this Form 8-K, and provided Dr. Elmaleh the opportunity to furnish it with a letter stating whether he agrees with the above statements pertaining to his resignation and if not, the respects in which he does or does not agree.

Item 9.01 Financial Statements and Exhibits.

Exhibit

Description

17.1

Letter of Resignation from Dr. Elmaleh dated June 12, 2012

99.1

Press Release issued June 15, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FluoroPharma Medical, Inc.
Dated: June 15, 2012	By:/s/ Johan M. Thijs Spoor
Johan M. (Thijs) Spoor CEO, President and CFO